UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported June 21, 2005)

CARAUSTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-20646	58-1388387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Austell Powder Springs Road Suite 300 Austell, Georgia	30106-3227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 948-3101

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

Item 2.06 Material Impairments

With respect to Form 8-K, Item 2.05, Costs Associated with Exit or Disposal Activities, and Item 2.06, Material Impairments:

On June 21, 2005, Caraustar Industries, Inc.’s management made the decision to permanently close its Palmer Carton Plant in Thorndike, Massachusetts. Caraustar will incur costs of approximately $1.9 million in connection with this closing. Of this amount, approximately $1.1 million will be cash costs which consist of severance and other termination benefits for employees and the cost to relocate equipment. The remaining $0.8 million will be a non-cash asset impairment charge.

This facility will continue to operate until July 15, 2005 to facilitate customer transition, at which time customers will be served by other Caraustar operations. Approximately 70 salaried and hourly employees will be affected by this closure. Caraustar will provide these employees with a separation program including severance pay, benefits continuation and job placement assistance.

On June 21, 2005 Caraustar Industries, Inc. issued a press release regarding the permanent closure of its Palmer Carton Plant.

Forward-Looking Statements

This disclosure on Form 8-K may contain certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent Caraustar’s expectations, anticipations or beliefs about future events, operating results or financial condition. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Specifically, Caraustar’s statements regarding the expected charges associated with the closure of the Palmer Carton Plant are forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors, including, but not limited to, uncertainties inherent in estimating shutdown charges and the offsetting efficiencies of moving production to Caraustar’s other operations, fluctuations in raw material prices and energy costs, increases in pension and insurance costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, demand for Caraustar’s products, the degree of success achieved by Caraustar’s new product initiatives, changes in government regulations, Caraustar’s ability to complete acquisitions and successfully integrate the operations of acquired businesses, Caraustar’s ability to service its substantial indebtedness and unforeseen difficulties with the consolidation and integration or relocation of Caraustar’s IT systems or legal function. Additional relevant risk factors that could cause actual results to differ materially are discussed in Caraustar’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K filed with or furnished for, the Securities and Exchange Commission, which are available from Caraustar. These documents also may be examined at public reference facilities maintained by the Securities and Exchange Commission, or to the extent filed via EDGAR, accessed through the website of the Securities and Exchange Commission ( http://www.sec.gov ).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2005

CARAUSTAR INDUSTRIES, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico
Senior Vice President and Chief Financial Officer